EXHIBIT 4.20
                                                                [EXECUTION COPY]


                                SUPPLEMENT NO. 2
                          TO SERIES 1998-1 SUPPLEMENT,
                           DATED AS OF MARCH 4, 1998,
                               TO BASE INDENTURE,
                         DATED AS OF DECEMBER 13, 1995,
                                  AS AMENDED BY
                          AMENDMENT TO BASE INDENTURE,
                          DATED AS OF DECEMBER 23, 1997

     Supplement No. 2, dated as of March 4, 1999 ("Supplement No. 2"), among Rental Car Finance Corp., an Oklahoma corporation, formerly known as Thrifty Car Rental Finance Corporation ("RCFC"), Dollar Rent A Car Systems, Inc., an Oklahoma corporation ("Dollar"), Thrifty Rent-A-Car System, Inc., an Oklahoma corporation ("Thrifty"), Dollar Thrifty Automotive Group, Inc., a Delaware corporation ("DTAG"), Bankers Trust Company, a New York banking corporation, as Trustee (the "Trustee"), and Credit Suisse First Boston, as the Enhancement Provider ("CSFB") (RCFC, Dollar, Thrifty, DTAG, the Trustee, and CSFB are, collectively, the "Parties"), to Series 1998-1 Supplement (the "Series 1998-1 Supplement"), dated as of March 4, 1998, to Base Indenture, dated as of December 13, 1995, between RCFC, as Issuer (in such capacity, the "Issuer"), and the Trustee, as amended by the Amendment to the Base Indenture, dated as of December 23, 1997, between RCFC and the Trustee (the "Base Indenture"; the Base Indenture and any Supplement thereto, including the Series 1998-1 Supplement and Supplement No. 1 are, collectively the "Indenture").

                               W I T N E S S E T H

     WHEREAS, pursuant to the Series 1998-1 Supplement the Series 1998-1 Maximum
Invested  Amount  is  limited  to  an  aggregate   stated  principal  amount  of
$615,000,000;

     WHEREAS, the Parties wish to amend the definition of "Series 1998-1 Maximum Invested Amount";

     WHEREAS, the Parties also wish to provide for delivery of certain notices by the Enhancement Agent upon any increase in the amount of the Series 1998-1 Letter of Credit; and

     WHEREAS,  pursuant  to Section  8.6 of the  Series  1998-1  Supplement  and
Section  11.2 of the Base  Indenture,  RCFC,  the  Trustee,  the  Servicer,  any
applicable Enhancement Provider, the Rating Agencies and the Required Beneficiaries in respect of the Group II Series of Notes may enter into a supplement to the Indenture for the purpose of amending the Series Supplement;

     NOW THEREFORE, the parties hereto agree as follows:

     Section 1. Definitions. Unless otherwise defined in this Supplement or context otherwise requires, terms defined in the Definitions List or Series 1998-1 Supplement are used herein as defined therein.

     Section 2. Amendments. The Series 1998-1 Supplement is hereby amended as set forth in this Section 2; except as so amended, the Series 1998-1 Supplement shall continue in full force and effect in accordance with its terms and, as amended, is hereby ratified, approved and confirmed in all respects.

     (a) Section 4A.1. Section 4A.1 of the Series 1998-1 Supplement is hereby amended by deleting the reference therein to "$615,000,000" and replacing it with "$640,000,000".

     (b) Section 4.19. Section 4.19 of the Series 1998-1 Supplement is hereby amended by adding the following immediately prior to the final sentence of such section: "The Enhancement Agent further agrees that, in cases where it shall be obligated to deliver a Notice of Increase of Series 1998-1 Letter of Credit Amount in the form of and pursuant to the terms provided in Annex F to that certain Irrevocable Letter of Credit dated March 4, 1998 (No. TS-06000979), it shall concurrently deliver its acknowledgement and acceptance of such notice to each of the Collateral Agent and the Depositary."

     Section 3. Applicable Provision. Pursuant to Section 8.6 of the Series 1998-1 Supplement and Section 11.2 of the Base Indenture, the Trustee, the Rating Agencies, RCFC, the Servicer, any Enhancement Provider and the Required Beneficiaries in respect of the Group II Series of Notes may enter into a supplement to the Indenture for the purpose of amending the Series 1998-1 Supplement.

     Section 4. Miscellaneous. This Supplement No. 2 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Supplement No. 2 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. This Supplement No. 2 shall be governed by, and construed in accordance with, the internal laws of the State of New York.

                     [Remainder of Page Intentionally Blank]


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     IN WITNESS WHEREOF, the parties hereto have caused this Supplement No. 2 to be duly executed and delivered as of the day and year first above written.


                              RENTAL CAR FINANCE CORP.



                              By:_______________________________
                                 Name:
                                 Title:



                             BANKERS TRUST COMPANY,
                               as Trustee and Enhancement Agent


                             By:_______________________________
                                Name:
                                Title:


                             SERVICERS:
                             ----------

                             THRIFTY RENT-A-CAR SYSTEM, INC.


                             By:_______________________________
                                Name:
                                Title:


                             DOLLAR RENT A CAR SYSTEMS, INC.

                             By:_______________________________
                                Name:
                                Title:

                             DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.


                             By:_______________________________
                                Name:
                                Title:


                             ENHANCEMENT PROVIDER:
                             ---------------------


                             CREDIT SUISSE FIRST BOSTON

                             By:_______________________________
                                Name:
                                Title:


                             By:_______________________________
                                Name:
                                Title: